UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2004

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111
(Commission File Number)

California	94-3229046
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1360 O’Brien Drive, Menlo Park, California 94019
(Address of principal executive offices, with zip code)

(650) 462-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Item 3.02               Unregistered Sales of Equity Securities

On December 10, 2004, Depomed, Inc. (the “Company”) entered into the agreement attached hereto as Exhibit 10.1 (the “Agreement”) with Kings Road Investments Ltd. (the “Shareholder”), the holder of the Company’s Series A Preferred Stock (the “Series A Preferred”).  The Agreement was entered into to resolve a dispute between the Company and the Shareholder involving the interpretation of the Company's Certificate of Designation for the Series A Preferred related primarily to adjustments to the conversion price of the Series A Preferred (the “Series A Conversion Price”).  Pursuant to the Agreement, among other matters, (i) the Company and the Shareholder agreed that the Series A Conversion Price as of December 10, 2004 is $7.50 per share, (ii) the Company and the Shareholder agreed to mutual releases related to the adjustments and the Series A Conversion Price, (iii) the Company and the Shareholder agreed to binding interpretations of certain other terms related to the Series A Conversion Price, (iv) the Shareholder agreed to vote along with the holders of a majority of the Company's Common Stock on certain corporate transactions and (v) in consideration for the Shareholder's willingness to enter the into the Agreement, the Company agreed to issue to the Shareholder the warrant to purchase the Company's Common Stock attached as Exhibit A to the Agreement (the "Warrant").

The Warrant is exercisable for shares of the Company’s Common Stock during the period beginning on January 20, 2006 and ending on January 20, 2009 (the “Exercise Period”).  The exercise price of the Warrant initially will be equal to the Series A Conversion Price in effect as of January 20, 2006.  The Warrant will initially be exercisable for the number of shares of the Company’s Common Stock into which the Series A Preferred is convertible as of January 20, 2006.  The exercise price of the Warrant will decrease by approximately 4.8% per year during the Exercise Period, such that the number of shares of the Company’s Common Stock issuable upon exercise of the Warrant will increase by approximately 5.1% per year.  The exercise price of the Warrant will be satisfied only by surrender of outstanding shares of Series A Preferred.

The Company issued the Warrant in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

10.1	Agreement, dated as of December 10, 2004, between Depomed, Inc. and Kings Road Investments Ltd. (including Exhibit A thereto — Depomed, Inc. Common Stock Warrant)

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: December 13, 2004	By:	/s/ JOHN F. HAMILTON
John F. Hamilton
Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

                Exhibit

10.1	Agreement, dated as of December 10, 2004, between Depomed, Inc. and Kings Road Investments Ltd. (including Exhibit A thereto — Depomed, Inc. Common Stock Warrant)